Exhibit No. 32.1

Certification of Chief Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

I certify to the best of my knowledge and belief that the Amendment No. 1 to the Annual Report on Form 10-K/A of Armstrong World Industries, Inc. (the “Company”) containing its financial statements for the fiscal year ended December 31, 2019 fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Company as of that date.

/s/ Victor D. Grizzle

Victor D. Grizzle
Director, President and Chief Executive Officer
Armstrong World Industries, Inc.

Dated: July 28, 2020